                        THE COMPANIES LAW (2007 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                                       OF

              MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN), LTD.

                                                      REGISTERED AND FILED
                                                   AS NO: 204433 THIS 7TH DAY
                                                        OF FEBRUARY 2008

                                                   /s/ Melanie E. Rivers-Woods
                                                --------------------------------
                                                   ASST REGISTRAR OF COMPANIES
                                                          CAYMAN ISLANDS

                        THE COMPANIES LAW (2007 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION
                                       OF
              MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN), LTD.

1    The name of the Company is MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN),
     LTD.

2    The registered office of the Company shall be at the offices of Maples
     Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
     KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3    The objects for which the Company is established are unrestricted and the
     Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2007 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4    The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5    The share capital of the Company is US$50,000 divided into 5,000,000 shares of a par value of US$0.01 each.

6    The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the
     Cayman Islands and to be deregistered in the Cayman Islands.

7    Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the
     Company.

                        [SEAL OF REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS]

WE, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum of Association, and we agree to take the number of shares shown opposite our name.

Dated this 7th day of February 2008.

SIGNATURE AND ADDRESS OF SUBSCRIBER              NUMBER OF SHARES TAKEN

Maples Corporate Services Limited                One
of PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

acting by:

/s/ Jeremy Bomford
-------------------------------------
Jeremy Bomford

/s/ Henry Smith
-------------------------------------
Henry Smith

/s/ Angela M. Gavaghan
-------------------------------------
Angela M. Gavaghan

Witness to the above signatures

I, Melanie E. Rivers-Woods Asst., Registrar of Companies in and for the Cayman
Islands DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 7th day of February
2007.

/s/ Melanie E. Rivers-Woods
-------------------------------------
         ASST.
Registrar of Companies

                        [SEAL OF REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS]

[STAMP]
                                                        REGISTERED AND FILED
                                                     AS NO: 204433 THIS 7TH DAY
                                                          OF FEBRUARY, 2008

                                                     /s/ Melanie E. Rivers-Woods
                                                  ------------------------------
                                                     ASST REGISTRAR OF COMPANIES
                                                           CAYMAN ISLANDS

                        THE COMPANIES LAW (2007 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
              MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN), LTD.

1    INTERPRETATION

1.1  In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

"ARTICLES"                      means these articles of association of the
                                Company.

"AUDITOR"                       means the person for the time being performing
                                the duties of auditor of the Company (if any).

"COMPANY"                       means the above named company.

"DIRECTORS"                     means the directors for the time being of the
                                Company.

"DIVIDEND"                      includes an interim dividend.

"ELECTRONIC RECORD"             has the same meaning as in the Electronic
                                Transactions Law.

"ELECTRONIC TRANSACTIONS LAW"   means the Electronic Transactions Law (2003
                                Revision) of the Cayman Islands.

"MEMBER"                        has the same meaning as in the Statute.

"MEMORANDUM"                    means the memorandum of association of the
                                Company.

"ORDINARY RESOLUTION"           means a resolution passed by a simple majority
                                of the Members as, being entitled to do so, vote
                                in person or, where proxies are allowed, by
                                proxy at a general meeting, and includes a
                                unanimous written resolution. In computing the
                                majority when a poll is demanded regard shall be
                                had to the number of votes to which each Member
                                is entitled by the Articles.

"REGISTER OF MEMBERS"           means the register maintained in accordance with
                                the Statute and includes (except where otherwise
                                stated) any duplicate Register of Members.

"REGISTERED OFFICE"             means the registered office for the time being
                                of the Company.

                        [SEAL OF REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS]

"SEAL"                          means the common seal of the Company and
                                includes every duplicate seal.

"SHARE" and "SHARES"            means a share or shares in the Company and
                                includes a fraction of a share.

"SPECIAL RESOLUTION"            has the same meaning as in the Statute, and
                                includes a unanimous written resolution.

"STATUTE"                       means the Companies Law (2007 Revision) of the
                                Cayman Islands.

1.2   In the Articles:

      (a)  words importing the singular number include the plural number and vice versa;

      (b)  words importing the masculine gender include the feminine gender;

      (c)  words importing persons include corporations;

      (d)  "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an
           Electronic Record;

      (e)  references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

      (f)  any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

      (g)  headings are inserted for reference only and shall be ignored in construing these Articles; and

      (h)  in these Articles Section 8 of the Electronic Transactions Law shall not apply.

2     COMMENCEMENT OF BUSINESS

2.1   The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

2.2   The Directors may pay, out of the capital or any other monies of the
      Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3     ISSUE OF SHARES

3.1   Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions,

                                                                               2

      whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

3.2   The Company shall not issue Shares to bearer.

4     REGISTER OF MEMBERS

      The Company shall maintain or cause to be maintained the Register of
      Members.

5     CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

5.1   For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of
      Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

5.2   In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other purpose.

5.3   If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members.
      When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6     CERTIFICATES FOR SHARES

6.1   A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2   The Company shall not be bound to issue more than one certificate for
      Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3   If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by

                                                                               3

      the Company in investigating evidence, as the Directors may prescribe, and
      (in the case of defacement or wearing out) upon delivery of the old certificate.

7     TRANSFER OF SHARES

7.1   Shares are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

7.2   The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8     REDEMPTION AND REPURCHASE OF SHARES

8.1   Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the
      Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2   Subject to the provisions of the Statute, the Company may purchase its own
      Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

8.3   The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

9     VARIATION OF RIGHTS OF SHARES

9.1   If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

9.2   The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

9.3   The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10    COMMISSION ON SALE OF SHARES

      The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or

                                                                               4

      the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

11    NON RECOGNITION OF TRUSTS

      The Company shall not be bound by or compelled to recognise in any way
      (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

12    LIEN ON SHARES

12.1  The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

12.2  The Company may sell, in such manner as the Directors think fit, any
      Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

12.3  To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

12.4  The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

13    CALF ON SHARES

13.1  Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their
      Shares (whether in respect of par value or premium), and each Member shall
      (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the
      Directors may determine. A call may be required to be paid by instalments.
      A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

                                                                               5

13.2  A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

13.3  The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

13.4  If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

13.5  An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

13.6  The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

13.7  The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the
      Directors and the Member paying such amount in advance.

13.8  No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

14    FORFEITURE OF SHARES

14.1  If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the
      Shares in respect of which the call was made will be liable to be forfeited.

14.2  If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited
      Share and not paid before the forfeiture.

14.3  A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the
      Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

14.4  A person any of whose Shares have been forfeited shall cease to be a
      Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability

                                                                               6

      shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

14.5  A certificate in writing under the hand of one Director or officer of the
      Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the
      Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

14.6  The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

15    TRANSMISSION OF SHARES

15.1  If a Member dies the survivor or survivors where he was a joint holder or his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

15.2  Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect, by a notice in writing sent by him, either to become the holder of such Share or to have some person nominated by him become the holder of such Share but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant
      Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

15.3  A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of such Share.
      However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him become the holder of the Share
      (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days the
      Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

                                                                               7

16    AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF
      CAPITAL

16.1  The Company may by Ordinary Resolution:

      (a)   increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

      (b)   consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

      (c)   by subdivision of its existing Shares or any of them divide the whole or any part of its Share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;
            and

      (d)   cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

16.2  All new Shares created in accordance with the provisions of the preceding
      Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

16.3  Subject to the provisions of the Statute and the provisions of these
      Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

      (a)   change its name;

      (b)   alter or add to these Articles;

      (c)   alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

      (d)   reduce its share capital and any capital redemption reserve fund.

17    REGISTERED OFFICE

      Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

18    GENERAL MEETINGS

18.1  All general meetings other than annual general meetings shall be called extraordinary general meetings.

18.2  The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

18.3  The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

                                                                               8

18.4  The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

18.5  A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten per cent. in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

18.6  The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

18.7  If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

18.8  A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

19    NOTICE OF GENERAL MEETINGS

19.1  At least five days' notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the
      Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

      (a)   in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

      (b)   in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent, in par value of the Shares giving that right.

19.2  The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

20    PROCEEDINGS AT GENERAL MEETINGS

20.1  No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one
      Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative or proxy.

                                                                               9

20.2  A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.
      Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

20.3  A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

20.4  If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

20.5  The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the
      Directors present shall elect one of their number to be chairman of the meeting.

20.6  If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

20.7  The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.
      Otherwise it shall not be necessary to give any such notice.

20.8  A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least ten per cent, in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

20.9  Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

20.10 The demand for a poll may be withdrawn.

20.11 Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

                                                                              10

20.12 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

20.13 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

21    VOTES OF MEMBERS

21.1  Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or proxy, shall have one vote and on a poll every Member shall have one vote for every Share of which he is the holder.

21.2  In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the
      Register of Members.

21.3  A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

21.4  No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

21.5  No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

21.6  On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

21.7  A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a
      Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

22    PROXIES

22.1  The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under

                                                                              11

      the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

22.2  The instrument appointing a proxy shall be deposited at the Registered
      Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

      (a)  not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

      (b)  in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

      (c)  where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

      (d)  provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered
           Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

22.3  The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

22.4  Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

23    CORPORATE MEMBERS

      Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

                                                                              12

24    SHARES THAT MAY NOT BE VOTED

      Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

25    DIRECTORS

      There shall be a board of Directors consisting of not less than one person
      (exclusive of alternate Directors) provided however that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscriber(s) to the Memorandum.

26    POWERS OF DIRECTORS

26.1  Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the
      Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

26.2  All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

26.3  The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

26.4  The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

27    APPOINTMENT AND REMOVAL OF DIRECTORS

27.1  The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

27.2  The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

28    VACATION OF OFFICE OF DIRECTOR

      The office of a Director shall be vacated if:

      (a)  he gives notice in writing to the Company that he resigns the office of Director; or

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      (b)  he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the
           Directors, and they pass a resolution that he has by reason of such absence vacated office; or

      (c)  he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

      (d)  he is found to be or becomes of unsound mind; or

      (e)  all the other Directors of the Company (being not less than two in number) resolve that he should be removed as a Director.

29    PROCEEDINGS OF DIRECTORS

29.1  The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

29.2  Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

29.3  A person may participate in a meeting of the Directors or committee of
      Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.
      Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

29.4  A resolution in writing (in one or more counterparts) signed by all the
      Directors or all the members of a committee of Directors (an alternate
      Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

29.5  A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least two days' notice in writing to every
      Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the
      Directors (or their alternates) either at, before or after the meeting is held.

29.6  The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

                                                                              14

29.7  The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

29.8  All acts done by any meeting of the Directors or of a committee of
      Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate
      Director as the case may be.

29.9  A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him.
      The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

30    PRESUMPTION OF ASSENT

      A Director of the Company who is present at a meeting of the board of
      Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

31    DIRECTORS' INTERESTS

31.1  A Director may hold any other office or place of profit under the Company
      (other than the office of Auditor) in conjunction with his office of
      Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

31.2  A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

31.3  A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

31.4  No person shall be disqualified from the office of Director or alternate
      Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director
      or

                                                                              15

      alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

31.5  A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

32    MINUTES

      The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the
      Directors, and of committees of Directors including the names of the
      Directors or alternate Directors present at each meeting.

33    DELEGATION OF DIRECTORS' POWERS

33.1  The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate
      Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a
      Director. Any such delegation may be made subject to any conditions the
      Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

33.2  The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of
      Directors, so far as they are capable of applying.

33.3  The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

33.4  The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the
      Company for such purpose and with such powers, authorities and discretions
      (not exceeding those vested in or exercisable by the Directors under these
      Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

                                                                              16

33.5  The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

34    ALTERNATE DIRECTORS

34.1  Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate
      Director and by writing may remove from office an alternate Director so appointed by him.

34.2  An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

34.3  An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

34.4  Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

34.5  An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

35    NO MINIMUM SHAREHOLDING

      The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36    REMUNERATION OF DIRECTORS

36.1  The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of
      Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the
      Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

36.2  The Directors may by resolution approve additional remuneration to any
      Director for any services other than his ordinary routine work as a
      Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

                                                                              17

37    SEAL

37.1  The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the
      Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the
      Directors for the purpose.

37.2  The Company may have for use in any place or places outside the Cayman
      Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

37.3  A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of
      Companies in the Cayman Islands or elsewhere wheresoever.

38    DIVIDENDS, DISTRIBUTIONS AND RESERVE

38.1  Subject to the Statute and this Article, the Directors may declare
      Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

38.2  Except as otherwise provided by the rights attached to Shares, all
      Dividends shall be declared and paid according to the par value of the
      Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

38.3  The Directors may deduct from any Dividend or distribution payable to any
      Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

38.4  The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the
      Directors.

38.5  Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.
      Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

                                                                              18

38.6  No Dividend or distribution shall bear interest against the Company.

38.7  Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

39    CAPITALISATION

      The Directors may capitalise any sum standing to the credit of any of the
      Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the
      Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).
      The Directors may authorise any person to enter on behalf of all of the
      Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

40    BOOKS OF ACCOUNT

40.1  The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the
      Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

40.2  The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a
      Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

40.3  The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

41    AUDIT

41.1  The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

                                                                              19

41.2  Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

41.3  Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

42    NOTICES

42.1  Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or
      e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail.

42.2  Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

42.3  A notice may be given by the Company to the person or persons which the
      Company has been advised are entitled to a Share or Snares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

42.4  Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a
      Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

                                                                              20

43     WINDING UP

43.1  If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

43.2  If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the
      Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44    INDEMNITY

      Every Director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such Director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

45    FINANCIAL YEAR

      Unless the Directors otherwise prescribe, the financial year of the
      Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

46    TRANSFER BY WAY OF CONTINUATION

      If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special
      Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

                                                                              21

Dated this 7th day of February 2008.

Maples Corporate Services Limited
of PO Box 309, Ugland House,
Grand Cayman
KY1-1104
Cayman Islands

acting by:

/s/ Jeremy Bomford
----------------------------------------
Jeremy Bomford

/s/ Henry Smith
----------------------------------------
Henry Smith

/s/ Angela M. Gavaghan
----------------------------------------
Angela M. Gavaghan
Witness to the above signatures

I, MELANIE E. RIVERS-WOODS ASST., Registrar of Companies in and for the Cayman
Islands DO HEREBY CERTIFY that this is a true and correct copy of the Articles of Association of this Company duly incorporated on the 7th day of February
2008.

/s/ Melanie E. Rivers-Woods
----------------------------------------
              ASST,
Registrar of Companies

                        [SEAL OF REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS]

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